Exhibit 99.1

FOR IMMEDIATE RELEASE:

Reis, Inc. Authorizes Stock Repurchase Program

NEW YORK, December 12, 2008: Reis, Inc. (NASDAQ:REIS) (“Reis” or the “Company”) announced today that its Board of Directors has authorized a repurchase program of shares of its common stock up to an aggregate amount of $1,500,000.  Purchases under the program may be made from time-to-time in the open market or through privately negotiated transactions.  Depending on market conditions, financial developments and other factors, these purchases may be commenced or suspended at any time, or from time-to-time, without prior notice and may be expanded with prior notice.

About Reis

Reis has provided commercial real estate market information since 1980.  Reis maintains a proprietary database containing detailed information on commercial real properties in neighborhoods and metropolitan markets throughout the U.S.  The database contains information on apartment, retail, office and industrial properties and is used by real estate investors, lenders and other professionals to make informed buying, selling and financing decisions. In addition, Reis data is used by debt and equity investors to assess and quantify the risks of default and loss associated with individual mortgages, properties, portfolios and real estate backed securities. Reis currently provides its information services to many of the nation’s leading lending institutions, equity investors, brokers and appraisers.

Reis’s flagship product is Reis SE, which provides online access to information and analytical tools designed to facilitate both debt and equity transactions.  In addition to trend and forecast analysis at neighborhood and metropolitan levels, the product offers detailed building-specific information such as rents, vacancy rates and lease terms, property sale information, new construction listings and property valuation estimates.  Reis SE is designed to meet the demand for timely and accurate information to support the decision-making of property owners, developers and builders, banks and non-bank lenders, and equity investors, all of whom require access to information on both the performance and pricing of assets, including detailed data on market transactions, supply and absorption.  This information is critical to all aspects of valuing assets and financing their acquisition, development, and construction.

For more information regarding Reis’s products and services, visit www.reis.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements.  These statements may involve risks and uncertainties, including uncertainties with respect to: the pricing and amount, if any, of any repurchases of the Company’s common stock; revenues may be lower than expected; the potential inability to retain and increase the Company’s customer base; adverse changes in the real estate industry and the markets in which the Company operates; competition; the inability to attract and retain sales and senior management personnel; changes in accounting policies or practices; legal and regulatory issues; difficulties in protecting the security, confidentiality, integrity and reliability of the Company’s data; the possibility of litigation arising as a result of terminating the Company’s former plan of liquidation; and the risk factors listed under “Item 1A. Risk Factors” of the Company’s report on Form 10-K for the year ended December 31, 2007, which was filed with the SEC on

March 14, 2008, as updated by “Item 1A. Risk Factors” in the Company’s report on Form 10-Q for the quarter ended September 30, 2008 which was filed with the SEC on November 10, 2008.  Actual results, events and performance may differ materially from those in the forward-looking statements.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this press release.  Except as required by law, the Company undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Press Contact:	Mark P. Cantaluppi Reis, Inc. Vice President, Chief Financial Officer (212) 921-1122